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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement Nos. 333-33853 and 333-33763 of First Banking Company of Southeast Georgia on Forms S-8 and S-3, respectively, of our report dated January 21, 2000, incorporated by reference in this Annual Report on Form 10-K of First Banking Company of Southeast Georgia for the year ended December 31, 1999.




/s/ Deloitte & Touche LLP

Atlanta, Georgia
March 27, 2000